Exhibit 5.1 and 23.1

William L. Pitman
Direct Dial: 804.783.6474
bpitman@williamsmullen.com

September 11, 2003

Board of Directors
NII Holdings, Inc.
10700 Parkridge Boulevard, Suite 600
Reston, Virginia 20191

Ladies and Gentlemen:

     This letter is in reference to the Registration Statement on Form S-3 (the “Registration Statement”) filed by NII Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”) for the registration under the Act of 565,000 shares of the Company’s Common Stock, $0.001 par value (the “Shares”). The Shares are in addition to the 3,450,000 shares of the Company’s Common Stock registered on a Registration Statement on Form S-3 (Registration No. 333-107741) filed by the Company on August 7, 2003, as amended on September 2, 2003 and September 10, 2003 and declared effective by the Commission on September 10, 2003. The Shares are to be sold by the Company and MacKay Shields LLC, an investment advisor, on behalf of certain accounts under its control as selling shareholder, pursuant to an Underwriting Agreement filed as an exhibit to the August 7, 2003, Registration Statement.

     We have examined such corporate proceedings, records and documents as we considered necessary for the purposes of this opinion.

     The opinion expressed herein is limited in all respects to the application of the law of the State of Delaware.

     Based on the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that the Shares sold are validly issued, fully paid and non-assessable under the laws of the State of Delaware.

A Professional Corporation

Michigan • Virginia • Washington, D.C. • London
Two James Center 1021 East Cary Street (23219) P.O. Box 1320 Richmond, VA 23218-1320 Tel: 804.643.1991 Fax: 804.783.6507 www.williamsmullen.com

September 11, 2003

     Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that is incorporated by reference into the Registration Statement.

Very truly yours,

WILLIAMS MULLEN

By:	/s/ William L. Pitman
A Shareholder